UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Information Statement

WeTrade Group, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

WeTrade Group Inc.

Room 101, Level 1 Building 8,

No. 18, Kechuang 10th Street,

Beijing Economic and Technological Development Zone

People’s Republic of China 100020

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To the Holders of Common Stock of WeTrade Group Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, with no par value (the “Common Stock”), of WeTrade Group Inc., a Wyoming corporation (the “Company”), to notify the Stockholders that on August 15, 2023, the Company received a majority written consent in lieu of a special meeting of the Stockholders of 51.9% of the Company’s Common Stock (the “Majority Stockholders”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the issuance by the Company to four investors in a private placement (the “Private Placement”) of senior convertible debentures having an aggregate principal amount of $50,000,000 and accrue interest at the rate of 10% per annum (the “Convertible Debentures”) and the underlying shares of common stock issuable thereunder. The terms of the Convertible Debentures are described in more detail in the attached Information Statement.

On August 21, 2023, the Board of Directors of the Company (the “Board”) approved and recommended to the Majority Stockholder that they approve the Private Placement.

The written consent by the Majority Stockholders was obtained pursuant to Section 17-16-704 of the Wyoming Business Corporation Act.

For further information regarding the matters as to which Majority Stockholders’ consent was given, I urge you to carefully read the accompanying Information Statement.

By Order of the Board of Directors,

September 1, 2023	/s/ Biming Guo
Biming Guo Chairman of the board

WeTrade Group Inc.

Room 101, Level 1 Building 8,

No. 18, Kechuang 10th Street,

Beijing Economic and Technological Development Zone

People’s Republic of China 100020

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 1, 2023

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, with no par value (the “Common Stock”), of WeTrade Group Inc., a Wyoming corporation (the “Company”), to notify the Stockholders that on August 15, 2023, the Company received a majority written consent in lieu of a special meeting of the Stockholders of 51.9% of the Company’s Common Stock (the “Majority Stockholders”), together holding in the aggregate more than a majority of the total voting power of all issued and outstanding voting capital of the Company. The Majority Stockholders authorized the issuance by the Company to four investors in a private placement (the “Private Placement”) of senior convertible debentures having an aggregate principal amount of $50,000,000 and accrue interest at the rate of 10% per annum (the “Convertible Debentures”) and the underlying shares of common stock issuable thereunder. The terms of the Convertible Debentures are described in more detail in the attached Information Statement.

Pursuant to 17 CFR Section 240.14c -2(b), these actions will not be effective until 20 days after this Information Statement is mailed to the Stockholders. Dissenting Stockholders do not have any statutory appraisal rights as a result of the action taken. The Board of Directors of the Company (the “Board”) does not intend to solicit any proxies or consents from any other Stockholders in connection with this action.

There will not be a meeting of Stockholders and none is required under Wyoming Business Corporation Act when an action has been approved by written consent of the holders of a majority of the outstanding shares of our Common Stock as permitted by the Articles of Incorporation of the Company.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on August 23, 2023, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

WHAT VOTE WAS REQUIRED TO APPROVE THE REVERSE SPLIT?

For the approval of the Reverse Split, the affirmative vote of at least 50% of the outstanding voting stock was required for approval.

CONSENTING STOCKHOLDERS

On August 21, 2023, our Board unanimously adopted resolutions declaring the advisability of, and recommended that Stockholders approve the Private Placement. In connection with the adoption of these resolutions, the Board elected to seek the written consent of the holders of a majority of our outstanding voting stock. As of August 23, 2023, there were issued and outstanding 1,054,530 shares of our Common Stock with no par value.

On August 15, 2023, AiShangYou Limited and Future Science and Technology Co., Ltd., which collectively own 51.9% of our outstanding Common Stock, consented in writing to the Private Placement.

Under the Wyoming Business Corporation Act, we are required to give all Stockholders written notice of any actions that are taken by written consent without a Stockholder meeting.

We are not seeking written consent from any of our Stockholders and our other Stockholders will not be given an opportunity to vote with respect to the Private Placement. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purposes of advising Stockholders of the action taken by written consent, as required by the Wyoming Business Corporation Act.

Stockholders who were not afforded an opportunity to consent or otherwise vote with respect to the actions taken have no right under Wyoming Business Corporation Act to dissent or require a vote of all our Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 23, 2023, the number and percentage of shares of outstanding Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company, and by all executive officers and directors of the Company. Unless otherwise indicated below, the address of each person listed in the table below is

Executive Officers and Directors	Amount of Beneficial Ownership of Common Stock(1)	Percentage Ownership of Common Stock(2)
Directors and Named Executive Officers:
Biming Guo	-	-
Daxue Li	-	-
Yuxing Ye	-	-
Grace Li	-	-
Hung Fai Choi	-	-
Ning Qin	-	-
Hechun Wei	-	-
Annie Huang	-	-
Hanfeng Li	-	-
All executive officers and directors as a group (9 persons)	-	-

5% or Greater Shareholders
Future Science and Technology Co Ltd(3)	282,650	26.81%
Aishangyou Limited(4)	265,055	25.14%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the common stock. All shares represent only common stock held by shareholders as no options are issued or outstanding.

(2)	Calculation based on 1,054,530 shares of common stock issued and outstanding as of the date of this statement.

(3)	Zheng Dai has sole voting and dispositive power over the shares held by Future Science and Technology Co Ltd.

(4)	Shufeng Zang, a non-affiliate of the registrant, has sole voting and dispositive power over the shares held by AiShangYou Limited.

PROPOSAL

THE PRIVATE PLACEMENT

Purpose of the Private Placement

The Board believes it is in the best interests of the Company to raise capital in the amount of $35,000,000 in a private placement transaction to fund the capital needs of the Company through the sale of a $50,000,000 senior Convertible Debentures bearing 10% interest. The transaction is described in more detail below.

Description of the Private Placement

On August 23, 2023, Wetrade Group Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain investors (the “Purchasers”), pursuant to which the Company received a net proceed of up to $35,000,000 (as a result of 30% discount from the principal amount) in consideration of the issuance of:

●	senior convertible notes in the aggregate original principal amount of $50,000,000 (the “Convertible Notes”);

●	warrants to purchase up to 100% of the number of the Company’s shares of common stock (the “Common Stock”) underlying the aggregate face value of the Convertible Notes at the initial conversion price until on or prior to 11:59 p.m. (New York time) on the five-year anniversary of the closing date at an exercise price of $4.76 (the “PIPE Warrants”).

The Company intends to use the proceeds from the issuance of the Convertible Notes and the PIPE Warrants for general corporate purposes.

The Convertible Notes bear interest at an interest rate of 10% per annum payable on each installment date commencing on the original date of issuance. If an Event of Default (as defined in the Notes) has occurred and is continuing, interest would accrue at the rate of 18% per annum, compounding monthly. The Convertible Notes are convertible into shares of Common Stock, beginning after the original date of issuance at an initial conversion price of $4.76 per share. The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment, on a “full ratchet” basis, in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for, Common Stock at a price below the then-applicable conversion price (subject to certain exceptions).

The PIPE Warrants contain provisions permitting cashless exercise subject to certain conditions.

The Convertible Notes and the PIPE Warrants contain conversion limitations providing that a holder thereof may not convert the Convertible Notes or exercise the PIPE Warrants to the extent (but only to the extent) that, if after giving effect to such conversion or exercise, the holder or any of its affiliates would beneficially own in excess of 4.99% the ordinary shares immediately after giving effect to such conversion or exercise. A holder may increase or decrease its beneficial ownership limitation upon notice to the Company provided that in no event such limitation exceeds 9.99%, and that any increase shall not be effective until the 61st day after such notice.

The Convertible Notes will rank senior to all outstanding and future indebtedness of the Company.

Additional Information

The foregoing is only a summary of the material terms of the Purchase Agreement, the Convertible Debentures and the PIPE Warrants (the “Transaction Documents”) and does not purport to be a complete description of the rights and obligations of the parties thereunder.

The summary of the Transaction Documents does not purport to be complete and is qualified in its entirety by reference to the forms of such agreements, copies of which are attached to the Company’s Current Report on Form 8-K as Exhibit 4.1, 10.1 and10.2, respectively, filed with the SEC on August 24, 2023, which is incorporated by reference herein.

Reason for Stockholder Approval

Pursuant to Nasdaq Stock Market Listing Rule 5635(d), if an issuer intends to issue securities in a transaction which could result in the issuance of 20% or more of the issued and outstanding shares of the issuer’s common stock on a pre-transaction basis for less than the Minimum Price for such stock, the issuer generally must obtain the prior approval of its stockholders. The number of shares of common stock to be issued to the Investor in the Private Placement upon conversion of the Convertible Debentures could result in the issuance of a number of shares exceeding the threshold and pricing for which stockholder approval is required under Nasdaq Rule 5635(d). To ensure compliance with Nasdaq Rule 5635(d), the Majority Stockholders approved the Private Placement.

Approval of the Private Placement

The approval of the Private Placement, including for purposes of Nasdaq Rule 5635(d), requires the approval of the holders of our outstanding shares of common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

As of the Record Date, the Company had 1,054,530 shares of common stock issued and outstanding. Holders of shares of common stock are entitled to cast one vote per share.

The Majority Stockholders collectively held 547,705 shares of common stock as of the Record Date, representing approximately 51.9% of the voting power of all shares of common stock.

This Information Statement is first being mailed on or about September 12, 2023 to the Company’s stockholders of record as of the Record Date. The corporate action shall be effective on or about October 2, 2023, or approximately 20 days after we mail this Information Statement.

Effect of the Private Placement on Existing Stockholders

The issuance of securities pursuant to the Purchase Agreement and the Convertible Dentures will not affect the rights of the Company’s existing stockholders, but such issuances will have a dilutive effect on the Company’s existing stockholders, including, over time, the voting power of the existing stockholders.

We have agreed to file the Registration Statement to permit the public resale of the shares of common stock underlying the Convertible Debentures. The influx of those shares into the public market could potentially have a negative effect on the trading price of our common stock.

Common Stock

Each share of our common stock entitles the owner thereof to vote at the rate of one (1) vote for each share held.

DISSENTER'S RIGHTS OF APPRAISAL

Holders of our voting securities do not have dissenter’s rights under the Wyoming Business Corporation Act in connection with our Proposal.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC's website at http://www.sec.gov.

ADDITIONAL INFORMATION

Only one information statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at +86-135-011-76409. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

By Order of the Board of Directors,

/s/ Biming Guo
Biming Guo Chairman of the Board

September 1, 2023